EXHIBIT 10(u)

CLECO CORPORATION

DEFERRED COMPENSATION TRUST

CLECO CORPORATION
DEFERRED COMPENSATION TRUST

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS	1
ARTICLE II - STATUS OF TRUST	2
Title	2
Status of Trust	2
Relationship to Plan	2
ARTICLE III - ESTABLISHMENT OF TRUST	2
Initial Contribution	2
Additional Contributions	2
ARTICLE IV - INVESTMENT POWERS OF TRUSTEE	3
Investment as Single Fund	3
Investment Powers	3
Investment in Insurance	3
Investment in Company Stock	4
Related Party Investments	4
Nominee	4
Liability for Investment Decisions	4
ARTICLE V - DUTIES OF TRUSTEE	5
Reports	5
Tax Reporting	5
Consultants, Advisors and Other Experts	5
Expenses	5
Gains from Other Business	5
Instructions	5
Plan Administration	6
ARTICLE VI - PAYMENTS AND DISTRIBUTIONS	6
Payments to Participants and Beneficiaries	6
Insufficiency of Trust Assets; Payments by the Company or an Affiliate	6
Distributions to the Company or an Affiliate	6
Taxes	6
ARTICLE VII - INSOLVENCY OF COMPANY	7
Determination of Insolvency	7
Cessation of Payments	7
Resumption of Payments	8
Separate Application to Company and Affiliates	8

ARTICLE VIII - CHANGE IN CONTROL	8
Determination of Change in Control	8
Additional Required Contribution	8
Determination of Required Funding Amount	8
Claims for Benefits	9
ARTICLE IX - STATUS OF TRUST ASSETS	9
General Assets of the Company and its Affiliates	9
Prohibition Against Assignment	9
ARTICLE X - RESIGNATION OR REMOVAL	9
Resignation or Removal	9
Successor Trustee	10
Transfer of Assets	10
ARTICLE XI - AMENDMENT AND TERMINATION	10
Amendment; Trust Irrevocable	10
Termination	10
ARTICLE XII - MISCELLANEOUS	10
Severability	10
Governing Law	10
Hold Harmless	10
Notices	11
Fees and Expenses	11
Dispute Resolution	11
Delegation	12

ii

CLECO CORPORATION
DEFERRED COMPENSATION TRUST

                        THIS TRUST AGREEMENT (this "Trust Agreement") is made and entered into by Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Company") on its behalf and on behalf of its Affiliates (as defined below), and Bank One Trust Company, N.A. of Columbus, Ohio, a national banking association organized under the laws of the United States, with its principal place of business at Columbus, Ohio (the "Trustee");

                        WHEREAS, the Company maintains the Cleco Corporation Deferred Compensation Plan (the "Plan"), which plan is intended to benefit key executives, officers and directors of the Company and its Affiliates and is a type of unfunded, nonqualified deferred compensation arrangement for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                        WHEREAS, the Company and its Affiliates have incurred or will incur certain benefit obligations under the Plan;

                        WHEREAS, the Company and its Affiliates now desire to establish a trust in order to accumulate the funds necessary to satisfy such benefit obligations;

                        NOW, THEREFORE, the Company (acting on its behalf and on behalf of its Affiliates) and the Trustee agree to create and administer a trust, subject to the terms and conditions set forth below.

ARTICLE I
DEFINITIONS

                        1.1       Affiliate means any corporation or other form of entity which is a member of a controlled group of corporations or other entities with the Company, determined from time to time, within the meaning of Code Section 1563, without regard to the form of entity.

                        1.2       Board or Board of Directors means the Board of Directors of the Company.

                        1.3       Change in Control means and shall be deemed to have occurred in accordance with the definition of such term in the Cleco Corporation Deferred Compensation Plan, as the same may be amended from time to time.

                        1.4       Code means the Internal Revenue Code of 1986, as amended.

                        1.5       Committee means the committee appointed under the Plan.

                        1.6       Plan means the Cleco Corporation Deferred Compensation Plan, first effective as of August 1, 2000, as the same may be amended from time to time.

                        1.7       Trust means the fund established and administered hereunder.

                        1.8       Other definitions.  Unless otherwise specified in this Trust Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

ARTICLE II
STATUS OF TRUST

                        2.1       Title.  This Trust shall be known as the Cleco Corporation Deferred Compensation Trust; this Trust shall be effective as of February 1, 2001.

                        2.2       Status of Trust.  The Trust is intended to be a grantor trust (a) with respect to which the Company is deemed to be the grantor as defined in Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code as to the portion of the Trust deemed owned and/or contributed by the Company, and (b) with respect to which an Affiliate is deemed to be the grantor as to any portion of the Trust deemed owned and/or contributed by such Affiliate.  The Committee (or its designee) shall maintain records sufficient to establish the allocation of the Trust contemplated under this Paragraph 2.2.

                        This Trust, together with the Plan, is intended to constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees within the meaning of Title I of ERISA.

                        2.3       Relationship to Plan.  Although the purpose of this Trust is to permit the Company and its Affiliates to accumulate amounts required to satisfy its obligation under the Plan, no Participant or other person claiming an interest in the Plan shall have a claim or other ownership interest, whether direct or indirect, in any asset comprising the Trust, except as an unsecured general creditor of the Company or an Affiliate.  The establishment of this Trust shall not be deemed to create a fiduciary relationship between either the Company, including its Affiliates, or the Trustee and any Participant or other person.

ARTICLE III
ESTABLISHMENT OF TRUST

                        3.1       Initial Contribution.  Upon the execution of this Trust Agreement, the Company and/or its Affiliates shall deliver to the Trustee an initial principal contribution in the form of cash.  Upon execution of this Trust Agreement, the Trustee shall be deemed to have accepted the Trust and agreed to hold the assets comprising the Trust subject to the terms and conditions of this Trust Agreement.

                        3.2       Additional Contributions. The Company and its Affiliates, in their sole discretion, may contribute additional amounts to the Trust, from time to time.  Neither the Trustee nor any Participant or beneficiary shall have the right to compel any such contribution.

ARTICLE IV
INVESTMENT POWERS OF TRUSTEE

                        4.1       Investment as Single Fund.  Notwithstanding any provision of this Trust Agreement to the contrary, contributions by the Company (including its Affiliates), together with any accumulation, accrual, earnings or income, shall constitute a single fund to be held by the Trustee and invested in accordance with the terms of this Trust; provided, however, that the Trustee shall establish one or more subtrusts or other segregated accounts or otherwise earmark investments as directed by the Committee and specifically invest and administer such subtrust, account or investments in accordance with the instructions of the Committee.

                        4.2       Investment Powers.  The Trustee shall serve as a directed trustee hereunder and shall possess the power and authority granted under the Louisiana Trust Code, but shall act in accordance with the instructions of the Committee (or its designee).  The Trustee shall invest and reinvest the assets comprising the Trust in such financial instruments, including stocks, bonds, mortgages and other evidence of indebtedness, insurance or other property, whether real or personal, as the Committee (or its designee) directs; in connection with the exercise of such powers, the Trustee shall have the power and authority to:

                        a.         Vote any security held in the Trust in accordance with the instructions of the Committee;

                       b.         Purchase any security, including any equity security issued by the Company, from any individual or entity (including, without limitation, the Company or any shareholder of the Company) either on an established market or directly from such individual or entity, all in accordance with the instructions of the Committee;

                        c.         Exercise any conversion privilege or subscription right available in connection with any property held by the Trust;

                      d.         Transfer assets comprising the Trust to a successor trustee in accordance with the written instructions of the Committee; and

                        e.         Make, execute and deliver, as Trustee, any note, bond, guarantee, conveyance, contract, waiver, release or other instrument necessary or proper for the accomplishment of the investment powers set forth in this Paragraph 4.2.

Notwithstanding the generality of the foregoing, if the Committee directs the Trustee to create subtrusts, segregate accounts or otherwise earmark a portion of the Trust in accordance with Paragraph 4.1 hereof for the benefit of the Company or a specific Affiliate, the power and authority granted hereunder shall be exercised separately in accordance with the instructions of the Committee with respect to such trust, account or investment.

                        4.3       Investment in Insurance.  In addition to the power and authority granted to the Trustee in Paragraph 4.2 hereof, the Committee may direct the Trustee to assume and/or acquire one or more insurance policies on the life of any Participant or other person designated by the Committee.  The Trustee shall have no responsibility to review the policy or the creditworthiness of the issuer thereof at any time, or from time to time, or to determine the amount of premium to be paid.  The Trustee shall be the owner and beneficiary of any such policy, except that the Trustee shall exercise the rights of ownership with respect to such policy solely in accordance with the instructions of the Committee (or its designee); such rights shall include, but not be limited to, the right to name a beneficiary other than the Trustee, to assign or liquidate the policy, to convert the policy, or to borrow against the policy for any purpose.  Premiums payable with respect to any policy acquired hereunder shall be paid by the Company (or its Affiliates) or by the Trustee in accordance with the instructions of the Committee.

                        4.4       Investment in Company Stock.  In addition to the power and authority granted to the Trustee in accordance with Paragraph 4.2 hereof, the Committee may direct the Trustee to establish a company stock fund hereunder.  In such event, the Trustee shall acquire, retain and dispose of company stock in accordance with the directions of and procedures established by the Committee.

                        4.5       Related Party Investments.  Notwithstanding any provision of this Trust Agreement to the contrary and subject to the provisions of Paragraph 4.2 hereof, the Trustee shall be entitled to hold all or any portion of the assets comprising the Trust in any certificate of deposit or other form of interest-bearing account offered by the Trustee or any of its banking affiliates, provided that the rate of interest available under any such account is at least as favorable as the rate of interest available with respect to similar accounts offered to the public, or any mutual fund (whether open-end or closed-end) sponsored by or affiliated with the Trustee.  In addition, the Trustee may invest all or any portion of the assets comprising the Trust in common or preferred stock or any form of debt issued the Company or any of its Affiliates.

                        4.6       Nominee.  The Trustee may register any security or other property held by it in its own name or in the name of its nominee, including the nominee of any system for the central handling of stock, with or without the addition of words indicating that such stock is held in a fiduciary capacity.  The Trustee may hold any security in bearer form.  The books and records of the Trustee shall, at all times, show that all such investments are part of the Trust.  Notwithstanding the foregoing, the Trustee shall, at all times, remain responsible for the safe custody and disposition of the assets comprising the Trust.

                        4.7       Liability for Investment Decisions.  The parties hereto acknowledge that the power and authority granted to the Trustee hereunder shall be exercised pursuant to the directions of the Committee (or its designee), and that the Trustee shall have no right or obligation to review any such direction, to determine whether any such direction is consistent with the terms of this Trust Agreement, applicable law or the Plan.  The Trustee shall be fully protected for acting or failing to act in accordance with such directions.

ARTICLE V
DUTIES OF TRUSTEE

                        5.1       Reports.  The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee.  Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust for such year or shorter period.  Any such accounting shall include all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold, and showing all cash, securities and other property held in the Trust.

                        5.2       Tax Reporting.  The Trustee shall file such returns and pay such taxes as may be required under applicable law or the Company shall cause any such returns to be prepared and filed in a manner satisfactory to the Trustee.

                        5.3       Consultants, Advisors and Other Experts.  The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.  The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

                        5.4       Expenses.  The Company shall pay directly the fees and expenses incurred by the Trustee in connection with the administration of this Trust.  If the Company does not pay such expenses within 30 days of receipt of an invoice, the Trustee may charge such expenses against the Trust and is hereby granted a lien on the assets of the Trust for such payment.

                        5.5       Gains from Other Business.  Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not be deemed to possess any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Code Section 7701 and Treas. Reg. §301.7701-2.

                        5.6       Instructions.  All communications from the Company, the Committee (or any designee thereof) shall be in writing, signed by an officer of the Company or by an individual authorized to act on behalf of the Company, the Committee or its designee, as the case may be.  Instructions may also be delivered by facsimile or such additional electro-mechanical means, including, without limitation, e-mail instructions, as may be agreed upon by the parties hereto.  Instructions may be given as standing instructions.

                        The Trustee shall be fully protected in relying on any such communication, and the Trustee shall not be required to verify the accuracy or validity of such communication,  unless it has reasonable ground to doubt the authenticity of any signature.  If the Trustee does not receive instructions from the Company or the Committee after a request, the Trustee shall act or refrain from acting as it may determine to be appropriate or necessary.

                        5.7       Plan Administration.  Notwithstanding any provision of this Trust Agreement or the Plan to the contrary, the Trustee shall have no duty or obligation to administer the Plan, including, without limitation, the duty to ensure that any direction given by the Committee (or a designee) hereunder is in accordance with the terms of the Plan.

ARTICLE VI
PAYMENTS AND DISTRIBUTIONS

                        6.1       Payments to Participants and Beneficiaries.  The determination of whether a Participant or beneficiary is entitled to benefits under the Plan shall be made in accordance with the terms of the Plan.  Except as provided in Article VII hereof, payments from the Trust by the Trustee shall be made to Participants and beneficiaries in such manner, at such times, and in such amounts as the Committee shall direct.

                        Notwithstanding any provision of this Trust Agreement or the Plan to the contrary, the Committee may determine that all or any portion of each payment is attributable to the Company and/or an Affiliate and direct the Trustee to satisfy such payment obligation by the liquidation and disbursement of any investment, trust or account maintained exclusively for the Company and/or such Affiliate hereunder.

                        6.2       Insufficiency of Trust Assets; Payments by the Company or an Affiliate.  In the event the assets of the Trust are not sufficient to satisfy the Company's benefit obligations (or the separate benefit obligations of an Affiliate) under the Plan, the Trustee shall have no liability with respect to the amount of any such insufficiency, and the Company (or the affected Affiliate) shall remit the amount of any such insufficiency (a) to the Trustee at least 10 business days before any affected benefit becomes due and payable, or (b) directly to any Participant or beneficiary from its general assets as the affected benefit becomes due and payable.  The Company (or Affiliate), in its discretion, may pay directly to any Participant or beneficiary the amount of any benefit due under the Plan, in lieu of payment by the Trustee hereunder.  Notwithstanding any provision of the Plan or this Trust Agreement to the contrary, any property segregated and maintained for the benefit of the Company shall be applied solely to satisfy the benefit obligations of the Company; any property segregated and maintained for the benefit of an Affiliate shall be applied to satisfy the benefit obligations of such Affiliate.

                        6.3       Distributions to the Company or an Affiliate.  Neither the Company, an Affiliate nor the Committee shall have the right or power to direct the Trustee to return to the Company or Affiliate, as the case may be, all or any portion of the assets comprising the Trust before the Company's (or Affiliate's) obligation to pay benefits under the Plan has been satisfied, in full.  Upon such satisfaction, which shall be certified to the Trustee by the Committee, the Trustee shall distribute to the Company or the affected Affiliate the excess assets, if any, then held in Trust; provided, however, that any assets deemed owned or contributed by the Company or an Affiliate, as the case may be, shall revert solely to such entity.

                        6.4       Taxes.  Notwithstanding any provision of the Plan or this Trust Agreement to the contrary, the Trustee shall, in accordance with the instructions of the Company or the Committee, withhold and remit from any distribution the amount of any tax determined to be due and payable.  The Committee shall furnish the Trustee with such information as may be reasonably required to compute and remit the amount of any such tax.

                        Notwithstanding any provision of this Trust Agreement to the contrary, provision for the payment of any tax required to be withheld may be made by (a) deduction from amounts otherwise distributable to a Participant or beneficiary hereunder, or (b) remittance by a Participant to the Company (or an Affiliate) or the Trustee, as the case may be, of such amounts as may be required to satisfy such liability.

ARTICLE VII
INSOLVENCY OF COMPANY

                        7.1       Determination of Insolvency.  For purposes of this Article VII, the Company shall be deemed "Insolvent" or an "Insolvency" shall be deemed to have occurred if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                        The Board of Directors and/or the Chief Executive Officer of the Company shall have a duty to inform the Trustee, in writing, of the occurrence of the Company's Insolvency.  If any person claiming to be a creditor of the Company alleges, in writing, to the Trustee that the Company has become Insolvent, the Trustee shall independently determine whether an Insolvency has occurred, and pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

                        Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company (as provided in Paragraph 12.4 hereof) or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire.  The Trustee may rely on such evidence concerning the Company's Insolvency as may be furnished to Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's Insolvency.  Trustee shall not be considered to have actual knowledge or to have received notice of the Company's Insolvency unless and until knowledge or notice is received by:

                        a.         The individual, or his successor, last identified in writing by the Trustee as the proper party to receive such notices;

                      b.         The individuals held out to the Company as being responsible for the day to day administration of this Trust Agreement; or

                        c.         The manager of the department in which the individuals described in Paragraph 7.1b herein perform their duties with respect to this Trust Agreement.

                        7.2       Cessation of Payments.  If, at any time, the Trustee determines that the Company is Insolvent, then notwithstanding any provision of this Trust Agreement to the contrary, the Trustee shall immediately discontinue all payments to Participants and beneficiaries and shall hold the assets then comprising the Trust for the benefit of the Company's general creditors.

                        7.3       Resumption of Payments.  The Trustee shall resume the payment of benefits from the Trust after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).  If the Trustee discontinues the payment of benefits from the Trust and subsequently resumes such payments, the first payment following such discontinuance may include the aggregate amount of all benefits or distributions due for the period of such discontinuance, reduced by the aggregate amount of any benefits paid by the Company during such period.

                        7.4       Separate Application to Company and Affiliates.  The provisions of this Article VII shall apply separately to the Company and each of its Affiliates, subject to the following rules:

                        a.         The Committee shall notify the Trustee as to whether any Affiliate is Insolvent within the meaning of Paragraph 7.1 hereof.

                        b.        The Committee shall designate the portion of the Trust constituting the property of such Affiliate, taking into account the separate allocation rules described in Paragraph 4.1 hereof, and the Trustee shall apply the provisions of this Article VII solely with respect to such property.

                        c.         The provisions of Paragraphs 7.2 and 7.3 hereof shall apply separately with respect to the portion of any benefit separately allocable to the Company or an Affiliate, as the case may be.  The Committee shall make any such allocation.

ARTICLE VIII
CHANGE IN CONTROL

                        8.1       Determination of Change in Control.  The determination of whether a Change in Control has occurred shall be made in accordance with the terms of the Cleco Corporation Deferred Compensation Plan.  The Committee shall promptly inform the Trustee, in writing, of any such determination.

                        8.2       Additional Required Contribution.  Upon the occurrence of a Change in Control hereunder, the Company (and/or its Affiliates) shall contribute to the Trust an amount which (when aggregated with the assets then held in Trust) is equal to the Required Funding Amount (as defined below).  Such contribution shall be made as soon as practicable, but in no event later than 30 business days following the occurrence of the Change in Control and without the necessity of further approval or consent.

                        8.3       Determination of Required Funding Amount.  The "Required Funding Amount" shall be determined as the sum of (a) the present value of the maximum benefits in which all Participants (and/or their beneficiaries) would be vested pursuant to the terms of the

Plan as of the date on which the Change in Control occurs (determined as if any vesting required upon a Change in Control occurred and taking into account any additional benefit accruals required on account of a Change in Control), plus (b) a reasonable reserve for the expenses of the Trust (such estimate not to exceed 1% of the present value of benefits under the Plan).

                        The Required Funding Amount shall be determined by Watson Wyatt Worldwide or such other independent actuary as the Committee may designate.  The Trustee shall be entitled to rely upon the calculation of such contribution and shall have no responsibility to determine whether the amount of such contribution is consistent with the provisions of this Paragraph 8.3 or the terms of the Plan.

                        8.4       Claims for Benefits.   Upon the occurrence of a Change in Control, Participants (and their beneficiaries) shall have the right to submit claims for benefits directly to the Trustee.  The Trustee shall not be required to independently determine the validity or accuracy of any such benefit claims, but shall submit such claims to Watson Wyatt Worldwide or such other independent actuary as the Committee may designate, and the Trustee shall make payments in accordance with the determinations made by such actuary.

ARTICLE IX
STATUS OF TRUST ASSETS

                        9.1       General Assets of the Company and its Affiliates.  Notwithstanding any provision of this Trust Agreement to the contrary, the assets comprising the Trust shall, at all times, be assets of the Company and its Affiliates available to satisfy the obligations of the Company's (and Affiliates') general creditors in the event of the Company's or Affiliates' Insolvency.

                        9.2       Prohibition Against Assignment.  No interest, expectancy, benefit, payment, claim or right of a Participant (or any beneficiary), if any, in the assets comprising the Trust shall be subject in any manner (whether direct or indirect) to any claim, alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind by such Participant (or beneficiary).  If any person shall attempt to take an action contrary to this Paragraph 9.2, such action shall be null and void and of no effect.

ARTICLE X
RESIGNATION OR REMOVAL

                        10.1     Resignation or Removal.  The Trustee may resign at any time by delivery to the Committee written notice of such resignation, which resignation shall not take effect less than 60 days after receipt of such notice, unless such notice is waived by the Committee.

                        The Committee shall have the right to remove the Trustee at any time, whether with or without cause, by delivering to the Trustee written notice of such removal, which removal shall not take effect less than 60 days after delivery, unless such notice is waived by the Trustee.

                        10.2     Successor Trustee.  If the Trustee resigns or is removed, a successor trustee shall be appointed by the Committee.  If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  Any successor trustee appointed hereunder shall be an independent bank or trust company organized under the laws of the United States or any jurisdiction thereof or other independent party that is granted corporate trustee powers under state law, having a combined capital and surplus of at least $5,000,000,000.

                        10.3     Transfer of Assets.  Upon the effective date of resignation or removal of the Trustee and appointment of a successor trustee, or such later date as the Committee shall agree to,  all assets shall be transferred to the successor trustee, provided that prior to delivery and release of the Trust assets full payment has been made to the Trustee of all of its compensation, costs, expenses and other amounts due hereunder.

ARTICLE XI
AMENDMENT AND TERMINATION

                        11.1     Amendment; Trust Irrevocable.  Except as expressly set forth in this Trust Agreement, this Trust shall be irrevocable; provided, however, that the Board of Directors shall possess the authority to amend this Trust Agreement in the following circumstances: (a) as may be reasonably required to appoint a successor trustee hereunder, (b) as may be reasonably required in order to maintain this Trust as part of an unfunded deferred compensation arrangement within the meaning of ERISA or the Code, or (c) as may be required to facilitate participation in this Trust by one or more Affiliates of the Company.

                        11.2     Termination.  This Trust shall terminate when its assets have been paid or distributed, in their entirety, in accordance with the provisions of this Trust Agreement.

ARTICLE XII
MISCELLANEOUS

                        12.1     Severability.  Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                        12.2     Governing Law.  This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to conflicts of law provisions thereof.

                        12.3     Hold Harmless.  The Company agrees to indemnify the Trustee and to hold the Trustee harmless from all liabilities and claims against the Trustee arising from the Trustee's performance of its duties in accordance with the terms of this Trust Agreement, unless such liability or expense results from a negligent act or omission of the Trustee, an act or omission performed in bad faith or an act or omission taken in contravention of the terms of this Trust Agreement or the directions of the Company or the Committee, as the case may be.

                        The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Trust Agreement arising out of or caused directly or indirectly by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities or communications services, acts of civil or military authority, or governmental actions.

                        12.4     Notices.  All notices and other communications under this Trust Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier to a telecopier number given below, provided that a copy is sent by a nationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case as follows:

If to Trustee:	Bank One Trust Company, N.A. 235 West Schrock Road Westerville, OH 43081 Attention: Technical Support Unit telecopier: (614) 244-6585
If to the Company or an Affiliate:	Cleco Corporation 2030 Donahue Ferry Road Pineville, LA 71360 Attention: Chief Executive Officer Telecopier: (318) 484-7777

or to such other addresses as a party may designate by notice to the other party.

                        12.5     Fees and Expenses.  In the event of any dispute, controversy or claim with respect to obligations of the Company or the Trustee in connection with this Trust Agreement, including disputes resolved pursuant to Paragraph 12.6, the parties hereby agree that, subject to Paragraph 12.3 hereof, each party shall bear its own administrative expenses, costs and attorney's fees.

                        12.6     Dispute Resolution.  The parties agree that any disputes, controversies or claims arising out of or in relation to this Trust Agreement or the enforcement thereof, shall be decided by binding arbitration which shall be administered by the American Arbitration Association (the "AAA") and shall be conducted, upon request by either party, before one arbitrator designated by the AAA, in accordance with the terms of the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code).  The arbitration shall take place in the state of Louisiana, at such place or places as the arbitrator shall designate.  The arbitrator shall base his or her decision only upon evidence which is admissible under the Federal Rules of Evidence.  In rendering a decision, the arbitrator shall make specific written findings of fact, taking into account applicable judicial precedents and industry practice.  Judgment on the award rendered by the arbitrator may be entered in any court in Louisiana having jurisdiction thereof.  An arbitrator shall have authority only to award actual damages.  To the maximum extent practicable, an arbitration proceeding under this Trust Agreement shall be concluded within 120 days of the filing of the dispute with the AAA.  The provisions of this arbitration clause shall survive any termination, amendment or expiration of this Trust Agreement.

                        12.7     Delegation.  Notwithstanding any provision of this Trust Agreement or the Plan to the contrary, the Committee shall possess the authority to delegate to one or more officers of the Company (or its Affiliates) all or any portion of the power and authority granted to the Committee hereunder.  Such delegation may be made orally or in writing and shall be deemed communicated to the Trustee upon receipt by the Trustee of the authorized signatures of such designees.

                        THIS AGREEMENT IS EXECUTED in multiple counterparts, each of which shall be deemed an original, as of the dates set forth below to be first effective as of the date set forth above.

WITNESSES:	CLECO CORPORATION
/s/ Carla D. Boothe /s/ Janice B. Mount	By: /s/ Catherine c. Powell Title: Sr. Vice President - Employee & Corporate Services
Date: January 30, 2001
WITNESSES:	BANK ONE TRUST COMPANY, N.A. OF COLUMBUS, OHIO, AS TRUSTEE
/s/ Rose Soileau /s/ Laura Aucoin'	By: /s/ Todd J. Hoffpauir Title: Authorized Signer
Date: February 15, 2001

CLECO CORPORATION ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF RAPIDES

                         BEFORE ME, the undersigned Notary Public, personally came and appeared Catherine C. Powell, who being by me sworn did depose and state that he/she signed the foregoing Cleco Corporation Deferred Compensation Trust as a free act and deed on behalf of  Cleco Corporation, as the Company, for the purposes therein set forth.

/s/ Catherine C. Powell
CLECO CORPORATION
SWORN TO AND SUBSCRIBED BEFORE ME THIS DAY OF JANUARY, 2001.
/s/ Beatrice P. Newcomb
NOTARY PUBLIC

TRUSTEE ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF          Lafayette

                         BEFORE ME, the undersigned Notary Public, personally came and appeared Todd J. Huffpauir, who being by me sworn did depose and state that he/she signed the foregoing Cleco Corporation Deferred Compensation Trust as a free act and deed on behalf of Bank One Trust Company, N.A. of Columbus, Ohio, the Trustee, for the purposes therein set forth.

/s/ Todd J. Hoffpauir
TRUSTEE
SWORN TO AND SUBSCRIBED BEFORE ME THIS DAY OF JANUARY, 2001.
/s/ Melissa Dugas
NOTARY PUBLIC